Exhibit 10.1

EXECUTION VERSION

FIFTH AMENDMENT

TO CREDIT AND GUARANTY AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (this “Amendment”) is dated as of January 31, 2020 and is entered into by and among APLP HOLDINGS LIMITED PARTNERSHIP, a limited partnership formed under the laws of the Province of Ontario, Canada (the “Borrower”), by its general partner, ATLANTIC POWER GP II INC., a corporation organized under the laws of the Province of British Columbia, Canada (in such capacity, the “General Partner”), ATLANTIC POWER CORPORATION, a corporation organized under the laws of the Province of British Columbia, Canada (the “Sponsor”), GOLDMAN SACHS LENDING PARTNERS LLC (“Goldman Sachs”), as Administrative Agent (“Administrative Agent”), acting with the consent of the Requisite Lenders and, for purposes of Section VIII hereof, the GUARANTORS listed on the signature pages hereto, and is made with reference to that certain CREDIT AND GUARANTY AGREEMENT dated as of April 13, 2016, as amended by that certain First Amendment to Credit and Guaranty Agreement, dated as of April 17, 2017, that certain Second Amendment to Credit and Guaranty Agreement, dated as of October 18, 2017, that certain Third Amendment to Credit and Guaranty Agreement, dated as of April 19, 2018 and that certain Fourth Amendment to Credit and Guaranty Agreement, dated as of October 31, 2018 (and as further amended through the date hereof, the “Credit Agreement”) by and among the Borrower, by its General Partner, the Sponsor and the subsidiaries of the Borrower named therein, as Guarantors, the Lenders and L/C Issuers party thereto from time to time, the Administrative Agent and the Collateral Agent.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.

RECITALS

WHEREAS, the Credit Parties have requested that the Requisite Lenders agree to amend certain provisions of the Credit Agreement as provided for herein;

WHEREAS, subject to the conditions set forth herein, each Lender that has delivered their counterpart signature of this Amendment to the Administrative Agent in accordance with instructions given to the Lenders for delivery of such signatures hereby agrees to such amendment relating to the Credit Agreement as hereinafter set forth;

WHEREAS, each Term Loan Lender under the Credit Agreement immediately prior to the Fifth Amendment Effective Date (collectively, the “Existing Term Loan Lenders”) that executes and delivers a consent to this Amendment in the form of the “Term Loan Lender Consent” attached hereto as Annex I (a “Term Loan Lender Consent”) and selects Option A thereunder (the “Continuing Term Loan Lenders”) hereby agrees to the terms and conditions of this Amendment;

WHEREAS, each Existing Term Loan Lender that executes and delivers a Term Loan Lender Consent and selects Option B thereunder (the “Cash Roll Term Loan Lenders” and, together with the Continuing Term Loan Lenders, the “Consenting Term Loan Lenders”) hereby agrees to the terms and conditions of this Amendment and agrees that it shall execute, or shall be deemed to have executed, a counterpart of the Master Assignment and Assumption

Agreement substantially in the form attached hereto as Annex III (a “Master Assignment”) and shall in accordance therewith sell all of its existing Term Loans as specified in the applicable Master Assignment and commits to repurchase a like amount of the repriced Term Loans via assignment post-closing, as further set forth in this Amendment;

WHEREAS, each Existing Term Loan Lender that fails to execute and return a Term Loan Lender Consent by 5:00 p.m. (New York City time), on January 28, 2020 (the “Consent Deadline”) (each, a “Non-Consenting Term Loan Lender”) shall, in accordance with Section 2.24 of the Credit Agreement, assign and delegate, without recourse (in accordance with Section 10.6 of the Credit Agreement), all of its interests, rights and obligations under the Credit Agreement and the related Credit Documents in respect of its existing Term Loans to an assignee that shall assume such obligations as specified in the applicable Master Assignment and Assumption Agreement substantially in the form attached hereto as Annex III (a “Master Assignment”), as further set forth in this Amendment;

WHEREAS, each Revolving Lender holding Revolving Loans immediately prior to the Fifth Amendment Effective Date (the “Existing Revolving Loans”) or unused Revolving Commitments immediately prior to the Fifth Amendment Effective Date (the “Existing Revolving Commitments” and, such Revolving Lenders holding such Existing Revolving Loans or Existing Revolving Commitments, the “Existing Revolving Lenders” and, together with the Existing Term Loan Lenders, the “Existing Lenders”) that executes and delivers a consent to this Amendment in the form of the “Revolving Lender Consent” attached hereto as Annex II (a “Revolving Lender Consent”, and the Revolving Lender Consents together with the Term Loan Lender Consents, the “Lender Consents”) (collectively, the “Consenting Revolving Lenders” and, together with the Consenting Term Loan Lenders, the “Consenting Lenders”) will, by the fact of such execution and delivery, be deemed to have consented to the terms of this Amendment;

WHEREAS, each Existing Revolving Lender that fails to execute and return a Revolving Lender Consent by the Consent Deadline (each, a “Non-Consenting Revolving Lender”) shall, in accordance with Section 2.24 of the Credit Agreement, assign and delegate, without recourse (in accordance with Section 10.6 of the Credit Agreement), all of its interests, rights and obligations under the Credit Agreement and the related Credit Documents in respect of its Existing Revolving Loans and Existing Revolving Commitments to an assignee that shall assume such obligations as specified in the applicable Master Assignment, as further set forth in this Amendment; and

WHEREAS, each Credit Party party hereto (collectively, the “Reaffirming Parties”, and each, a “Reaffirming Party”) expects to realize substantial direct and indirect benefits as a result of this Amendment becoming effective and the consummation of the transactions contemplated hereby and agrees to reaffirm its obligations pursuant to the Credit Agreement, the Collateral Documents, and the other Credit Documents to which it is a party.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION I.     AMENDMENTS TO CREDIT AGREEMENT.

1.1       Amendments to Section 1: Definitions.

A.     Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to Adjusted Eurodollar Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of Adjusted Eurodollar Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of Adjusted Eurodollar Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of Adjusted Eurodollar Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides with the consent of the Borrower (not to be unreasonably withheld, conditioned or delayed) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the

Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to Adjusted Eurodollar Rate:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of Adjusted Eurodollar Rate permanently or indefinitely ceases to provide Adjusted Eurodollar Rate; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to Adjusted Eurodollar Rate:

(1) a public statement or publication of information by or on behalf of the administrator of Adjusted Eurodollar Rate announcing that such administrator has ceased or will cease to provide Adjusted Eurodollar Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide Adjusted Eurodollar Rate;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of Adjusted Eurodollar Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for Adjusted Eurodollar Rate, a resolution authority with jurisdiction over the administrator for Adjusted Eurodollar Rate or a court or an entity with similar insolvency or resolution authority over the administrator for Adjusted Eurodollar Rate, which states that the administrator of Adjusted Eurodollar Rate has ceased or will cease to provide Adjusted Eurodollar Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide Adjusted Eurodollar Rate; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of Adjusted Eurodollar Rate announcing that Adjusted Eurodollar Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the

Administrative Agent or the Requisite Lenders, as applicable, with the consent of the Borrower (not to be unreasonably withheld, conditioned or delayed) by notice to the Borrower, the Administrative Agent (in the case of such notice by the Requisite Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Adjusted Eurodollar Rate and solely to the extent that Adjusted Eurodollar Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced Adjusted Eurodollar Rate for all purposes hereunder in accordance with the Section titled “Effect of Benchmark Transition Event” and (y) ending at the time that a Benchmark Replacement has replaced Adjusted Eurodollar Rate for all purposes hereunder pursuant to the Section titled “Effect of Benchmark Transition Event.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Covered Party” as defined in Section 10.28.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Early Opt-in Election” means the occurrence of:

(1) (i) a determination by the Administrative Agent or (ii) a notification by the Requisite Lenders to the Administrative Agent (with a copy to the Borrower) that the Requisite Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Section titled “Effect of Benchmark Transition Event,” are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace Adjusted Eurodollar Rate, and

(2) (i) the election by the Administrative Agent or (ii) the election by the Requisite Lenders, in each case, with the consent of the Borrower (not to be unreasonably withheld, conditioned or delayed) to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Requisite Lenders of written notice of such election to the Administrative Agent.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fifth Amendment” means that certain Fifth Amendment to Credit and Guaranty Agreement dated as of January 31, 2020 among the Borrower, by its General Partner, the Administrative Agent, the Lenders and the Guarantors listed on the signature pages thereto.

“Fifth Amendment Effective Date” means the date of satisfaction of the conditions referred to in Section III of the Fifth Amendment.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” as defined in Section 10.28.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Supported QFC” as defined in Section 10.28.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“U.S. Special Resolution Regimes” as defined in Section 10.28.

B.     Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions:

“Applicable Margin” means (a) prior to the Fifth Amendment Effective Date, (1) with respect to Revolving Loans that are Eurodollar Rate Loans and Letter of Credit Fees, 2.75% per annum and with respect to Revolving Loans that are Base Rate Loans or Canadian Prime Rate Loans, 1.75% per annum and (2) with respect to Term Loans that are Eurodollar Rate Loans, 2.75% per annum and with respect to Term Loans that are Base Rate Loans, 1.75% per annum, and (b) from and after the Fifth Amendment Effective Date, (x) if the Leverage Ratio (measured on a Pro Forma Basis) as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.1(c) is greater than 2.75:1.00, (1) with respect to Revolving Loans that are Eurodollar Rate Loans and Letter of Credit Fees, 2.50% per annum and with respect to Revolving Loans that are Base Rate Loans or Canadian Prime Rate Loans, 1.50% per annum and (2) with respect to Term Loans that are Eurodollar Rate Loans, 2.50% per annum and with respect to Term Loans that are Base Rate Loans, 1.50% per annum and (y) if the Leverage Ratio (measured on a Pro Forma Basis) as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.1(c) is equal to or less than 2.75:1.00, (1) with respect to Revolving Loans that are Eurodollar Rate Loans and Letter of Credit Fees, 2.25% per annum and with respect to Revolving Loans that are Base Rate Loans or Canadian Prime Rate Loans, 1.25% per annum and (2) with respect to Term Loans that are Eurodollar Rate Loans, 2.25% per annum and with respect to Term Loans that are Base Rate Loans, 1.25% per annum. Any increase or decrease in the Applicable Margin pursuant to clauses (b)(x) and (b)(y) above resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.1(c); provided that, if a Compliance Certificate is not delivered within the time frame set forth in Section 5.1(c), the Applicable Margin set forth in clause (b)(x) shall apply commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the delivery of such Compliance Certificate.

“Term Loan Maturity Date” means, except to the extent extended pursuant to Section 2.25, with respect to the Term Loans, the earlier of (a) the ninth anniversary of the Effective Date, and (b) the date on which all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

C.     Schedule 2.15(d) of the Credit Agreement (Target Debt Balance) is hereby deleted in its entirety and replaced with Schedule 2.15(d) attached as Exhibit A hereto.

1.2       Amendments to Section 2.14.

Section 2.14(c) of the Credit Agreement is hereby amended by replacing the phrase “the date that is six (6) months after the Fourth Amendment Effective Date (provided that the reduction in the interest rate as implemented by the Fourth Amendment shall not be considered a Repricing Transaction)” therein with the phrase “the date that is six (6) months after the Fifth Amendment Effective Date (provided that the reduction in the interest rate as implemented by the Fifth Amendment shall not be considered a Repricing Transaction)” in each of such places it appears in such Section (such amendment, along with the Amendments in Sections 1.1(A) and Sections 1.1(B) above, the “Repricing Amendments”).

1.3       Amendments to Section 2.15(d).

Section 2.15(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

"(d) Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Quarter (commencing with the Fiscal Quarter ending June 30, 2016, but in the case of such quarter, only with respect to the period from the Funding Date through the end of the quarter), Borrower shall, no later than thirty (30) days after the end of each Fiscal Quarter, prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.16(b) in an aggregate amount equal to (x) on or prior to the Fiscal Quarter ending December 31, 2022, the greater of (i) (A) 50% of such Consolidated Excess Cash Flow minus (B) voluntary repayments of the Loans made during such Fiscal Quarter with Internally Generated Cash (excluding repayments of Revolving Loans or Swing Line Loans, except to the extent the Revolving Commitments are permanently reduced in connection with such repayments) and (ii) the amount necessary to cause the outstanding principal amount of the Loans to equal the Target Debt Balance for such Fiscal Quarter; provided, that for the avoidance of doubt, no Default or Event of Default shall occur if Consolidated Excess Cash Flow is insufficient to cause the outstanding principal amount of the Loans to equal the Target Debt Balance for any such Fiscal Quarter so long as 100% of such Consolidated Excess Cash Flow shall have been applied to prepay the Loans and/or to permanently reduce the Revolving Commitments in accordance with this Section and (y) from and after the Fiscal Quarter ending March 31, 2023, (A) 50% of such Consolidated Excess Cash Flow minus (B) voluntary repayments of the Loans made during such Fiscal Quarter with Internally Generated Cash (excluding repayments of Revolving Loans or Swing Line Loans, except to the extent the Revolving Commitments are permanently reduced in connection with such repayments)."

1.4       New Section 2.29.

The Credit Agreement is hereby amended by adding the following provision as a new Section 2.29:

“Section 2.29. Effect of Benchmark Transition Event.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace Adjusted Eurodollar Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Requisite Lenders of each Class. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Requisite Lenders of each Class have delivered to the Administrative Agent written notice that such Requisite Lenders accept such amendment. No replacement of Adjusted Eurodollar Rate with a Benchmark Replacement pursuant to this Section titled “Effect of Benchmark Transition Event” will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent with the consent of the Borrower (not to be unreasonably withheld, conditioned or delayed) will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section titled “Effect of Benchmark Transition Event,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section titled “Effect of Benchmark Transition Event.”

(d) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Eurodollar Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of Base Rate based upon Adjusted Eurodollar Rate will not be used in any determination of Base Rate.”

1.5       New Section 5.1(p).

The Credit Agreement is hereby amended by adding the following provision as a new

Section 5.1(p):

“(p) Upon the request of any Lender, if Borrower qualifies as a “legal entity customer” within the meaning of the Beneficial Ownership Regulation, deliver an executed Beneficial Ownership Certification to Administrative Agent and the Lenders. From and after the delivery of a Beneficial Ownership Certification pursuant to this Section 5.1(p), as soon as practicable and in any event within 3 Business Days after any Authorized Officer of Borrower obtains knowledge of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification, the Borrower shall give written notice to the Lenders and the Administrative Agent of such occurrence."

1.6       New Section 10.28.

The Credit Agreement is hereby amended by adding the following provision as a new Section 10.28:

“Section 10.28. Acknowledgment Regarding Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any Currency Agreement, Commodity Hedge Agreement, Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States). In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the

United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support."

SECTION II.     CONTINUATION OF EXISTING LOANS; NON-CONSENTING LENDERS; OTHER TERMS AND AGREEMENTS.

2.1       Continuing Lenders.  Each Existing Term Loan Lender selecting Option A on the Term Loan Lender Consent hereby consents and agrees to this Amendment.  Each Existing Revolving Lender executing and delivering a Revolving Lender Consent hereby consents and agrees to this Amendment.

2.2       Cash Roll Term Loan Lenders.  Each Existing Term Loan Lender hereto selecting Option B on the Term Loan Lender Consent hereby consents and agrees (subject to the effectiveness of the assignment referred to in the following clause (ii)) to (i) this Amendment, (ii) sell the entire principal amount of its existing Term Loans via an assignment on the Fifth Amendment Effective Date pursuant to a Master Assignment and (iii) commit to repurchase a like amount of the repriced Term Loans via an assignment after the Fifth Amendment Effective Date.  By executing a Term Loan Lender Consent and selecting Option B, each Cash Roll Term Loan Lender shall be deemed to have executed a counterpart to the applicable Master Assignment to give effect, solely upon the consent and acceptance by the Replacement Lender, to the assignment described in clause (ii) of the immediately preceding sentence.

2.3       Non-Consenting Term Loan Lenders.  The Borrower hereby gives notice to each Non-Consenting Term Loan Lender that, upon receipt of Lender Consents from the Existing Lenders constituting the Requisite Lenders prior to the Fifth Amendment Effective Date, if such Non-Consenting Term Loan Lender has not executed and delivered a Term Loan Lender Consent on or prior to the Consent Deadline, such Non-Consenting Term Loan Lender shall, pursuant to Section 2.24 of the Credit Agreement, execute within one (1) Business Day after the Fifth Amendment Effective Date or be deemed to have executed a counterpart of the applicable Master Assignment and shall in accordance therewith sell its Existing Terms Loans as specified in the Master Assignment.  Pursuant to the Master Assignment, each Non-Consenting Term Loan Lender shall sell and assign the principal amount of its Existing Term Loans as set forth in Schedule I to the Master Assignment, as such Schedule is completed by the Administrative Agent on or prior to the Fifth Amendment Effective Date, to Goldman Sachs, as assignee (in such capacity the “Replacement Lender”) under such Master Assignment, solely upon the consent and acceptance by the Replacement Lender.  The Replacement Lender shall be deemed to have consented to this Amendment with respect to such purchased Term Loans at the time of such assignment.

2.4       Non-Consenting Revolving Lenders.  The Borrower hereby gives notice to each Non-Consenting Revolving Lender that, upon receipt of Lender Consents from the Existing Lenders constituting the Requisite Lenders prior to the Fifth Amendment Effective Date, if such Non-Consenting Revolving Lender has not executed and delivered a Revolving Lender Consent on or prior to the Consent Deadline, such Non-Consenting Revolving Lender shall, pursuant to Section 2.24 of the Credit Agreement, execute within one (1) Business Day after the Fifth

Amendment Effective Date or be deemed to have executed a counterpart of the applicable Master Assignment and shall in accordance therewith sell its Existing Revolving Loans and Existing Revolving Commitments as specified in the Master Assignment.  Pursuant to the Master Assignment, each Non-Consenting Revolving Lender shall sell and assign the principal amount of its Existing Revolving Loans and Existing Revolving Commitments as set forth in Schedule I to the Master Assignment, as such Schedule is completed by the Administrative Agent on or prior to the Fifth Amendment Effective Date, to the Replacement Lender under such Master Assignment, solely upon the consent and acceptance by the Replacement Lender.  The Replacement Lender shall be deemed to have consented to this Amendment with respect to such purchased Revolving Loans and Revolving Commitments at the time of such assignment.

SECTION III.     CONDITIONS TO EFFECTIVENESS.

The Repricing Amendments shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Fifth Amendment Effective Date”):

A.     Execution. Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by (i) each of the Credit Parties and the General Partner, (ii) the Lenders under the Credit Agreement consisting of at least the Requisite Lenders and (iii) the Administrative Agent.

B.      Fees; Interest.

(a)     The Administrative Agent shall have received (i) all fees, costs, expenses and other amounts due and payable on or prior to the Fifth Amendment Effective Date, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or any other Credit Document and (ii) for the account of each Lender, all interest accrued but unpaid on all existing Loans through the Fifth Amendment Effective Date.

(b)     The Arrangers, as Repricing Arrangers (as defined below), shall have each received all fees due and payable under that certain engagement letter, dated as of January 23, 2020, by and among the Sponsor and the Arrangers (the “Fifth Amendment Engagement Letter”), and the fee letters between the Sponsor and each Arranger, dated as of January 23, 2020 or January 30, 2020, as applicable.

C.     Legal Opinions.  The Administrative Agent shall have received a favorable opinion of (a) Norton Rose Fulbright US LLP, New York, Delaware and California special counsel to the Credit Parties and (b) Goodmans LLP, Burnet, Duckworth & Palmer LLP and MLT Atkins LLP, local Canadian counsel to the Credit Parties, in each case in form and substance satisfactory to the Administrative Agent.

D.     Fifth Amendment Effective Date Certificate.  The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower as to the matters set forth in paragraphs (F) and (G) of this Section III.

E.     Organizational Documents; Incumbency.  The Administrative Agent shall have received, in respect of each Credit Party and the General Partner, a certificate dated as of the Fifth Amendment Effective Date of the secretary or an assistant secretary or director (or such other officer reasonably acceptable to the Administrative Agent) of such party, in form and substance reasonably satisfactory to the Administrative Agent, certifying (i) that either (A) attached thereto is a true and complete and up to date copy of the Organizational Documents including any certificate on change of name and all amendments thereto of such Credit Party or the General Partner, as applicable, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization (where applicable), and that the same has not been amended since the date of such certification or (B) the Organizational Documents of such Credit Party or the General Partner, as applicable, delivered on the Effective Date to the Administrative Agent have not been amended and are in full force and effect; (ii) that either (A) attached thereto is a true and complete copy of the bylaws or comparable governing documents of such Credit Party or the General Partner, as applicable, as then in effect and as in effect at all times without amendment of supersession from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate or (B) that the bylaws or comparable governing documents of such Credit Party or the General Partner, as applicable, delivered on the Effective Date to the Administrative Agent have not been amended and are in full force and effect; (iii) that attached thereto is a true and complete copy of resolutions of the board of directors or similar governing body of such Credit Party (or, in the case of a limited partnership, of the general partner, acting on behalf of such limited partnership) and the General Partner, acting in its own capacity, approving and, to the extent required in any jurisdiction, resolutions of the meeting of shareholders of a Credit Party (or, in the case of a limited partnership, of the general partner, acting on behalf of such limited partnership) and the General Partner, acting in its own capacity, in each case, authorizing the execution, delivery and performance of this Amendment and any related Credit Documents to which it is a party which are in full force and effect without amendment or supersession as of the date of the certificate; (iv) a good standing certificate (to the extent such concept is known in the relevant jurisdiction) from the applicable Governmental Authority of such Credit Party’s or the General Partner’s, as applicable, jurisdiction of incorporation, organization or formation dated the Fifth Amendment Effective Date or a recent date prior thereto; and (v) as to the incumbency and genuineness of the signature of each officer, director or other comparable authorized manager or attorney of such Credit Party or the General Partner, as applicable, executing this Amendment or any of such other Credit Documents, and attaching all such copies of the documents described above.

F.     No Default.  No Default or Event of Default has occurred and is continuing both before and immediately after giving effect to the transactions contemplated hereby.

G.     Representations and Warranties.  The representations and warranties of the Borrower and each of the Guarantors set forth in Section IV of this Amendment are true and correct.

H.     Master Assignment.  The Replacement Lender shall have executed and delivered the Master Assignment contemplated by Section II above and all conditions to the consummation of the assignments in accordance with Section II above shall have been satisfied and such assignments shall have been consummated.

I.     Non-Consenting Lenders.  The Borrower shall have, substantially concurrently with the effectiveness of this Amendment, paid to all Non-Consenting Term Loan Lenders and Non-Consenting Revolving Lenders all indemnities, fees, cost reimbursements and other Obligations (other than interest payable under Section III.B. above and principal and all other amounts paid to such Non-Consenting Term Loan Lender or Non-Consenting Revolving Lender under Section II above), if any, then due and owing to such Non-Consenting Term Loan Lenders and Non-Consenting Revolving Lenders under the Credit Agreement and the other Credit Documents (immediately prior to the Fifth Amendment Effective Date).

J.     Necessary Consents. Each Credit Party shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Amendment.

SECTION IV.     REPRESENTATIONS AND WARRANTIES.

In order to induce the other parties hereto to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Credit Party represents and warrants to each of the Lenders and the Administrative Agent that, as of the Fifth Amendment Effective Date:

A.     Corporate Power and Authority.  Each Credit Party, which is party hereto, has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Credit Documents.

B.     Authorization of Agreements.  The execution and delivery of this Amendment and the performance of the Amended Agreement and the other Credit Documents have been duly authorized by all necessary action on the part of each Credit Party.

C.     No Conflict.  The execution and delivery by each Credit Party of this Amendment and the performance by each Credit Party of the Amended Agreement and the other Credit Documents do not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of the General Partner, the Borrower or any Credit Party or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the applicable Credit Party, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section IV.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Amended Agreement, result in or require the creation or imposition of any Lien upon any of the properties or assets of each Credit Party (other than any Liens created under any of the Credit Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of each Credit Party, except for such approvals or consents which will be obtained on or before the Fifth Amendment Effective Date and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

D.     Governmental Consents.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by each Credit Party of this Amendment and the performance by the Borrower and the General Partner of the Amended Agreement and the other Credit Documents, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.

E.     Binding Obligation.  This Amendment and the Amended Agreement have been duly executed and delivered by each of the Credit Parties party thereto and each constitutes a legal, valid and binding obligation of such Credit Party to the extent a party thereto, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

F.     Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties (a) contained in Section 4 of the Amended Agreement (other than Section 4.24) are and will be true and correct in all material respects on and as of the Fifth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date and (b) contained in Section 4.24 of the Amended Agreement are and will be true and correct in all material respects on and as of the Fifth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties (x) specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date, or (y) have been updated, modified, supplemented or otherwise superseded by information contained in the most recent Form 10-K and Form 10-Q and any Form 8-K (to the extent such Form 8-K was filed on or after the date of the most recent Form 10-Q) filed by the Sponsor with the Securities and Exchange Commission, in which case they were true and correct in all material respects on and as of the date of the most recent Form 10-K and Form 10-Q and any such Form 8-K and will be true and correct in all material respects on and as of the Fifth Amendment Effective Date to the same extent as though made on and as of that date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

G.     Absence of Default.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

SECTION V.     BORROWER’S CONSENT.

For purposes of Section 10.6 of the Credit Agreement, the Borrower hereby consents to any assignee of the Replacement Lender or any of its respective Affiliates (in each case otherwise being an Eligible Assignee) becoming a Term Loan Lender and/or Revolving Lender, as applicable, in connection with the syndication of the Term Loans and Revolving Commitments acquired by the Replacement Lender pursuant to Section II hereof.

SECTION VI.     REPRICING ARRANGERS.

The Credit Parties and the Lenders party hereto agree that (a) the Arrangers, in their respective capacities as joint lead arrangers with respect to this Amendment (collectively, the “Repricing Arrangers”), shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Arrangers under the Amended Agreement and (b) except as otherwise agreed to in writing by the Borrower, the General Partner and the Repricing Arrangers, the Repricing Arrangers shall have no duties, responsibilities or liabilities with respect to this Amendment, the Amended Agreement or any other Credit Document.

SECTION VII.     INDEMNIFICATION.

Each Credit Party hereby confirms that the indemnification provisions set forth in Section 10.3 of the Amended Agreement shall apply to this Amendment and the transactions contemplated hereby.

SECTION VIII.     REAFFIRMATION.

Each of the Reaffirming Parties, as party to the Credit Agreement and certain of the Collateral Documents and the other Credit Documents, in each case as amended, supplemented or otherwise modified from time to time, hereby (i) acknowledges and agrees that all of its obligations under the Credit Agreement, the Collateral Documents and the other Credit Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms (A) each Lien granted by it to the Administrative Agent for the benefit of the Secured Parties and (B) any guaranties made by it pursuant to the Credit Agreement, (iii) acknowledges and agrees that the grants of security interests by it contained in any Collateral Document to which it is a party shall remain, in full force and effect after giving effect to this Amendment, and (iv) agrees that the Obligations include, among other things and without limitation, the prompt and complete payment and performance by the Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, and premium (if any) on, the Term Loans under the Amended Agreement.  Nothing contained in this Amendment shall be construed as substitution or novation of the obligations outstanding under the Credit Agreement or the other Credit Documents, which shall remain in full force and effect, except to any extent modified hereby

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION IX.     ADMINISTRATIVE AGENT.

The Credit Parties acknowledge and agree that Goldman Sachs, in its capacity as administrative agent under the Credit Agreement, will serve as Administrative Agent under this Amendment and under the Amended Agreement.

SECTION X.     MISCELLANEOUS.

A.     Reference to and Effect on the Credit Agreement and the Other Credit Documents.

(i)     On and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(ii)     Except as specifically amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)     The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.

(iv)     This Amendment shall be deemed to be a Credit Document as defined in the Credit Agreement.

B.     Headings.  Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

C.     Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

D.     Jurisdiction; Waiver of Jury Trial.  The provisions of Sections 10.15 and 10.16 of the Credit Agreement pertaining to consent to jurisdiction, service of process, and waiver of jury trial are hereby incorporated by reference herein, mutatis mutandis.

E.     Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic format (e.g., “pdf” or “tif” file format) shall be effective as delivery of a manually executed counterpart of this Amendment.

F.     Severability.  Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction.  If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	APLP HOLDINGS LIMITED PARTNERSHIP
	By:	Atlantic Power GP II, Inc., its General Partner

	By:	/s/ Terrence Ronan
	Name:	Terrence Ronan
	Title:	Chief Financial Officer

SPONSOR:	ATLANTIC POWER CORPORATION

	By:	/s/ Terrence Ronan
	Name:	Terrence Ronan
	Title:	Chief Financial Officer

[Signature Page to Fifth Amendment]

GOLDMAN SACHS LENDING PARTNERS LLC,
as Administrative Agent

By:	/s/ Charles D. Johnson
Authorized Signatory

[Signature Page to Fifth Amendment]

EXHIBIT A TO FIFTH AMENDMENT

Schedule 2.15(d)

Target Debt Balance

Fiscal Quarter Ending:	Target Debt Balance Amount:
March 31, 2020	$360,000,000
June 30, 2020	$345,000,000
September 30, 2020	$326,000,000
December 31, 2020	$307,500,000
March 31, 2021	$284,500,000
June 30, 2021	$262,000,000
September 30, 2021	$238,000,000
December 31, 2021	$214,500,000
March 31, 2022	$196,500,000
June 30, 2022	$148,500,000
September 30, 2022	$128,500,000
December 31, 2022	$108,500,000

Exhibit A

ANNEX I TO FIFTH AMENDMENT

TERM LOAN LENDER CONSENT TO

FIFTH AMENDMENT TO CREDIT AGREEMENT

[NAME OF TERM LOAN LENDER], as a Term Loan Lender

By
Name:
Title:

[[For Term Loan Lenders requiring a second signature block]

By
Name:
Title:]

PROCEDURE FOR TERM LOAN LENDERS:

The above-named Term Loan Lender elects to:

OPTION A  – CONSENT TO AMENDMENT AND CONTINUATION OF EXISTING TERM LOANS (CASHLESS OPTION): ☐ Consent and agree to the Fifth Amendment and continue as a Term Loan Lender under the Credit Agreement after giving effect to the Fifth Amendment.

OPTION B – CONSENT TO AMENDMENT VIA CASH SETTLEMENT: ☐ Consent to the Fifth Amendment and agree to sell all of its existing Term Loans to the Replacement Lender pursuant to a Master Assignment.

Annex I

ANNEX II TO FIFTH AMENDMENT

REVOLVING LENDER CONSENT TO

FIFTH AMENDMENT TO CREDIT AGREEMENT

]
[NAME OF REVOLVING LENDER], as a Revolving Lender

By
Name:
Title:

[[For Revolving Lenders requiring a second signature block]

By
Name:
Title:]

Annex II

ANNEX III TO FIFTH AMENDMENT

FORM OF MASTER ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between each Assignor identified in Section 1 below (each, an “Assignor”) and Goldman Sachs Lending Partners LLC (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, each Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the applicable Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the applicable Assignor’s rights and obligations in its capacity as a Term Loan Lender and/or Revolving Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest of all of the applicable Assignor’s outstanding rights and obligations under the respective facilities identified opposite such Assignor’s name on Schedule I hereto (including, without limitation, any letters of credit, guaranties, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the applicable Assignor (in its capacity as a Term Loan Lender and/or Revolving Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the applicable Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Assignment, without representation or warranty by any Assignor.

By purchasing the Assigned Interest, the Assignee agrees that, for purposes of that certain Fifth Amendment to Credit and Guaranty Agreement, dated as of January 31, 2020 (the “Fifth Amendment”), by and among the Borrower,  by its General Partner, the Sponsor and certain subsidiaries of the Borrower, as Guarantors, the Requisite Lenders, the Replacement Lender and the Consenting Lenders referred to therein and the Administrative Agent, it shall be deemed to have consented and agreed to the Fifth Amendment.

1.	Assignor:	Each person identified on Schedule I hereto

ANNEX III-1

2.	Assignee:	GOLDMAN SACHS LENDING PARTNERS LLC
3.	Borrower:	APLP HOLDINGS LIMITED PARTNERSHIP
4.	Administrative Agent:	GOLDMAN SACHS LENDING PARTNERS LLC, as the administrative agent under the Credit Agreement
5.	Credit Agreement:

The Credit and Guaranty Agreement, dated as of April 13, 2016, as amended by that certain First Amendment to Credit and Guaranty Agreement, dated as of April 17, 2017, that certain Second Amendment to Credit and Guaranty Agreement, dated as of October 18, 2017, that certain Third Amendment to Credit and Guaranty Agreement, dated as of April 19, 2018 and that certain Fourth Amendment to Credit and Guaranty Agreement, dated as of October 31, 2018 (as it may be further amended, restated, extended, supplemented or otherwise modified from time to time; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrower, by its General Partner, ATLANTIC POWER GP II INC., ATLANTIC POWER CORPORATION (“Sponsor”) and certain subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS BANK USA and BANK OF AMERICA, N.A. (“Bank of America”),  as L/C Issuers, GOLDMAN SACHS LENDING PARTNERS LLC (“Goldman Sachs”) and Bank of America, as Joint Syndication Agents, Goldman Sachs as Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”) and as Collateral Agent (together with its permitted successors in such capacity, “Collateral Agent”), Goldman Sachs, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,  RBC CAPITAL MARKETS, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., a member of MUFG, a global financial group, WELLS FARGO SECURITIES, LLC, and INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, in their respective capacities as Arrangers and Bookrunners.

6.	Assigned Interests:	As indicated on Schedule I hereto.

Effective Date:   [ • ], 2020

ANNEX III-2

The terms set forth in this Assignment are hereby agreed to:

ASSIGNEE:

GOLDMAN SACHS LENDING PARTNERS LLC

By:
Authorized Signatory

Consented to and Accepted:

GOLDMAN SACHS LENDING PARTNERS LLC,
as Administrative Agent

By:
Authorized Signatory

Consented to:

APLP HOLDINGS LIMITED PARTNERSHIP, as Borrower, by its General Partner,
ATLANTIC POWER GP II INC.

By:
Authorized Signatory

ANNEX III-3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR MASTER ASSIGNMENT

AND ASSUMPTION AGREEMENT

1.         Representations and Warranties.

1.1       Assignor.  Each Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Credit Documents”), or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2       Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date of the assignment, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, and (vii)  attached to this Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement (in particular, as prescribed in Section 2.21(c) thereof), duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such

ANNEX III-4

documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.         Payments.  All payments with respect to the Assigned Interests shall be made on the Effective Date as follows:

2.1       From and after the Effective Date of the assignment, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the applicable Assignor for amounts which have accrued to but excluding the Effective Date of the assignment and to the Assignee for amounts which have accrued from and after the Effective Date of the assignment.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date of the assignment to the Assignee.

3.         General Provisions.  This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment.  THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE STATE OF NEW YORK.

[Remainder of page intentionally left blank.]

ANNEX III-5

SCHEDULE I TO

MASTER ASSIGNMENT AND ASSUMPTION

Term Loans

Assignor	Aggregate Amount of Commitments/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[1]
[ • ]	$[ • ]	$[ • ]	[ • ]%
[ • ]	$[ • ]	$[ • ]	[ • ]%

Revolving Commitments/Revolving Loans

Assignor	Aggregate Amount of Commitments/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
[ • ]	$[ • ]	$[ • ]	[ • ]%
[ • ]	$[ • ]	$[ • ]	[ • ]%

1         Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2         Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

ANNEX III-6